Exhibit 24.1

POWER OF ATTORNEY

Dated: May 13, 2010

Know All Men By These Presents, that the undersigned directors and officers of Regions Financial Corporation (the “Corporation”) whose signatures appear below, hereby constitute and appoint John D. Buchanan as his or her true and lawful agent and attorney-in-fact, with full power of substitution and re-substitution, and with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as directors and officers of the Corporation, a Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, relating to the registration of up to 100,000,000 shares of common stock distributable under the Regions Financial Corporation 2010 Long Term Incentive Plan.

Each of the undersigned has executed this power of attorney on the date first written above.

Signature	Title

/s/ Samuel W. Bartholomew Jr.
Samuel W. Bartholomew Jr.	Director

/s/ George W. Bryan
George W. Bryan	Director

/s/ Carolyn H. Byrd
Carolyn H. Byrd	Director

/s/ David J. Cooper, Sr.
David J. Cooper, Sr.	Director

/s/ Earnest W. Deavenport, Jr.
Earnest W. Deavenport, Jr.	Non-Executive Chairman, Director

/s/ Don DeFosset
Don DeFosset	Director

/s/ James R. Malone
James R. Malone	Director

/s/ Susan W. Matlock
Susan W. Matlock	Director

/s/ John E. Maupin, Jr.
John E. Maupin, Jr.	Director

/s/ Charles D. McCrary
Charles D. McCrary	Director

/s/ John R. Roberts
John R. Roberts	Director

/s/ Lee J. Styslinger III
Lee J. Styslinger III	Director